Exhibit 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D will be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each will be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but will not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is not accurate. It is understood and agreed that a copy of this Agreement will be attached as an exhibit of the foregoing statement on Schedule 13D.

SHAMIR OPTICA HOLDINGS A.C.S. LTD.

Date: October 25, 2010	By:	/s/ Efrat Cohen
	Name:	Efrat Cohen
	Title:	Authorized Person

Date: October 25, 2010	By:	/s/ Maya Segal
	Name:	Maya Segal
	Title:	Authorized Person

KIBBUTZ SHAMIR A.C.S.

Date: October 25, 2010	By:	/s/ Efrat Cohen
	Name:	Efrat Cohen
	Title:	Authorized Person

Date: October 25, 2010	By:	/s/ Maya Segal
	Name:	Maya Segal
	Title:	Authorized Person